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                                                                      Exhibit 3

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT dated August 25, 1997 between ROBERT F.X. SILLERMAN residing at 150 East 58th Street, New York, New York 10155 (the "Pledgor") and THE CHASE MANHATTAN BANK, a New York banking corporation, as pledgee (the "Bank"):

                              W I T N E S S E T H:

         WHEREAS, the Pledgor is the owner of the securities described in Annex 1 hereto of the issuers named therein (all such shares being herein called the "Pledged Shares"); and

         WHEREAS, the Bank has possession of the Pledged Shares and the Pledged Shares have been transferred to and are held in a custodial account at the Bank entitled "Robert F.X. Sillerman Custody Account" (Account Number 7619731) (the "Account"); and

         WHEREAS, the Bank has advised the Pledgor of the creation of a line of credit evidenced by a promissory note of even date herewith in the maximum principal amount of $10,000,000 (the "Note"); and

         WHEREAS, a condition of the Bank's extending any loan to the Pledgor pursuant to the terms of the Note and as security therefor the Bank requires that the Pledgor pledge the Pledged Collateral (as defined in Section 1 below) to the Bank and that this Agreement become effective; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the making by the Bank of its loans to the Borrower, the parties hereto agree as follows:

         Section 1. Pledge. As collateral security for the due and punctual reimbursement of the Note and all other amounts payable by the Pledgor hereunder and thereunder, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over unto the Bank to segregate and hold for the benefit of the Bank in the Account, and hereby grants to the Bank a security interest in, the following:

         (i) the Pledged Shares and the certificates and book entries representing the Pledged Shares, and all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

         (ii) all securities hereafter delivered to the Bank in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with the interest coupons (if any) attached thereto and all cash, securities,

                              Page 18 of 29 Pages

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    interest, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof (all such Pledged Shares, certificates, interest coupons, cash, securities, interest, dividends and other property being herein collectively called the "Pledged Collateral");

         TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Bank, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

         Section 2. Representations and Warranties. The Pledgor hereby represents and warrants as follows:

              (a) The delivery and performance by the Pledgor of this Pledge and the Note has been duly executed, and do not and will not (i) violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, or any injunction, decree, determination or award presently in effect having applicability to the Pledgor or of the charter or by-laws of the Pledgor, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Pledgor is a party or by which he or his properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than this Agreement) upon or with respect to any of the properties now owned or hereafter acquired of the Pledgor; and the Pledgor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

              (b) This Pledge and the Note constitute legal, valid and binding obligations of the Pledgor enforceable against the Pledgor and all third parties in accordance with their respective terms.

              (c) The Pledgor is the legal and equitable owner of the Pledged Shares free and clear of all liens, security interests, charges and encumbrances of every kind and nature; the Pledged Shares are duly authorized, validly issued, fully paid and non-assessable; and the Pledgor has legal title, and good, right and lawful authority, to pledge, assign and deliver the Pledged Shares in the manner hereby done or contemplated.

              (d) When any additional Pledged Collateral is pledged hereunder: the Pledgor will be the legal and equitable owner of such Pledged Collateral free and clear of all liens, security interests, charges, and encumbrances of every kind and nature; each share of stock comprising such Pledged Collateral will have been duly authorized, validly issued and be fully paid and non-assessable; all indebtedness comprising such Pledged Collateral will have been duly authorized and duly authenticated and/or issued and delivered and be fully paid for and not in default; and the Pledgor will have legal title, and good and lawful authority, to pledge, assign and deliver such Pledged Collateral in the manner hereby contemplated.

                              Page 19 of 29 Pages

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              (e) The Pledged Collateral is wholly comprised of unrestricted assets of the Pledgor. (Securities which are or could become Pledged Collateral and which fall with the description of this Section 2(e) are herein sometimes called "Permitted Collateral").

              (f) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Pledgor of this Pledge or the Note or the validity of the rights created hereunder.

              (g) The Pledgor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, except that a portion of the proceeds of the Note will be used to purchase shares of The Marquee Group and other marketable securities.

              (h) This Pledge creates a valid and perfected first priority security interest in and pledge of the Pledged Collateral enforceable against all third parties securing the Note and all action required to perfect fully the security interest so constituted has been taken and completed.

         Section 3. Appointment of the Bank and Subagents; Registration in Nominee Name. The Pledgor hereby appoints the Bank its agent, bailee and the custodian for retaining physical possession in the Account of the certificates and instruments representing or evidencing the Pledged Collateral. The Bank shall have the right to appoint one or more subagents for the purpose of retaining physical possession of certificates or instruments representing or evidencing the Pledged Collateral, which may be held (in the discretion of the Bank) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Bank or in the name of the Bank or any nominee or nominees of the Bank or a subagent appointed by the Bank. In addition, the Bank shall at all times have the right to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this Pledge.

         Section 4. Minimum Collateral Value. (a) The sum of (i) the current market value of the Pledged Collateral plus (ii) the current market value of any additional common shares of SFX Broadcasting, Inc., a Delaware corporation, or other marketable collateral acceptable to the Bank in its sole discretion (the "Additional Collateral"), pledged to the Bank by the Pledgor, multiplied by 50%, shall not at any time be less than the sum of the unpaid principal amount of the Note plus the unpaid principal amount of any other obligations of the Pledgor to the Bank, whether now or hereinafter incurred. If at any time during the period of this Agreement, the aggregate market value of the Pledged Collateral plus the aggregate market value of the Additional Collateral shall be less than the above required amount, the Pledgor shall cause, within two days following its receipt of written demand therefor from the Bank, pledge and deliver to the Bank (or its designated subagent) for holding in the Account, marketable securities which are Permitted Collateral having an aggregate

                              Page 20 of 29 Pages

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market value equal to the amount of any such deficiency. Any Additional
Collateral pledged and delivered to the Bank (or its designated subagent) for holding in the Account, pursuant to this Section 4 shall be accompanied by proper instruments of assignment and/or stock and/or bond powers executed by the Pledgor in accordance with the instructions of the Bank. Pledged Collateral released by the Bank shall be redelivered to the Pledgor by the Bank and be accompanied by proper instruments of reassignment and/or stock and/or bond powers (as appropriate) executed by the Bank (or its nominee) in favor of the Pledgor or as the Pledgor shall direct, all at the expense of the Pledgor and without recourse upon or warranty by the Bank or any such nominee.

              (b) At any time the sum of (i) the current market value of the Pledged Collateral, plus (ii) the current market value of any Additional Collateral, multiplied by 60% is less than the sum of the unpaid principal amount of the Note plus the unpaid principal amount of any other obligations of the Pledgor to the Bank, whether now or hereinafter incurred, then in such event, (notwithstanding anything to the contrary contained herein, including, without limitation any notification requirements contained in Sections 6 or 7 hereof for the providing of notice of any sale, which are hereby waived by the Pledgor), the Pledgor agrees that the Bank shall have the power to sell the Pledged Collateral, in part or in full, to such purchaser as the Bank deems appropriate, at its discretion, without any prior notice to the Pledgor.

         Section 5. Voting Rights; Dividends, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

         (i) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not be permitted to exercise or refrain from exercising any such right or power if, in the judgment of the Bank, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, it being understood that the exercise by the Pledgor of voting rights in connection with the election of directors at any annual meeting of stockholders of any issuer of Pledged Collateral and/or with respect to any incidental matters coming before any such meeting shall not be deemed to have a material adverse effect on the value of the Pledged Collateral within the meaning of this subparagraph (i) and provided, further, that the Pledgor shall give the Bank at least five (5) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising any such right or power other than with respect to the election of directors and voting with respect to the incidental matters referred to in the preceding provisions of this subparagraph (i).

         (ii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

                              Page 21 of 29 Pages

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              (b) Upon the occurrence and during the continuance of an Event of
Default or any event which with the giving of notice or the lapse of time or both would constitute an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 5(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Bank which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers.

              (c) Any and all cash dividends and interest payable on the Pledged Collateral, and any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (whether at maturity, upon call for redemption or otherwise), shall be and become part of the collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Bank or its designated agent (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by the Pledgor in accordance with the Bank's instructions) to be held subject to the terms of this Agreement.

              (d) The foregoing notwithstanding, the Pledged Collateral shall at all times be held by the Bank in the Account for the Bank's sole account.

         Section 6. Events of Default. Each of the following events shall constitute an event of default hereunder ("Events of Default"):

              (a) The Pledgor shall fail to pay any amount of principal or interest or other amount in connection with the Note when due; or

              (b) Any representation or warranty made by the Pledgor in this Agreement or in any certificate, agreement, instrument or statement contemplated hereby or made or delivered pursuant hereto or in connection herewith or the Note shall prove to be incorrect in any material respect; or

              (c) The Pledgor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and any such failure remains unremedied for ten (10) days after written notice thereof shall have been given to the Pledgor by the Bank; or

              (d) This Agreement or the Note shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability

                              Page 22 of 29 Pages

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thereof shall be contested by the Pledgor or any member of the Pledgor, or the
Pledgor shall deny that it has any or further liability or obligation thereunder; or

              (e) The Pledgor shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment of the benefit of creditors; or the Pledgor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Pledgor, as the case may be, and such appointment shall continue undischarged for a period of sixty (60) days, or the Pledgor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Pledgor and shall remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Pledgor and such judgment, writ or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue;

              (f) There shall occur an event of default as defined under any agreement of the Pledgor to the Bank; or

              (g) The closing price at the end of any trading day for any Class A Common Stock of SFX Broadcasting, Inc. shall be equal to or less than $24.00 per share.

         Section 7. Remedies upon Default. If an Event of Default shall have occurred and be continuing, then in addition to exercising any rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York, the Bank may without being required to give any notice to the Pledgor:

              (a) apply the cash (if any) which is part of the Pledged Collateral, first, to the payment of interest accrued and unpaid in connection with the Note to and including the date of such application, second, to the payment or prepayment of principal in connection with the Note and third, to the payment of all other amounts then owing to the Bank; and

              (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such indebtedness in full, sell the Pledged Collateral, or any part thereof, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as the Bank shall deem appropriate. The Bank shall be authorized at any such sale to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Bank shall have the right to assign and transfer and have the Bank deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives

                              Page 23 of 29 Pages

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(to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Subject to the terms of
Section 4(b) hereof, to the extent that notice of sale shall be required to be given by law, the Bank shall give the Pledgor at least ten (10) days' written notice of the Bank's intention to make any such public or private sale or sales at any broker's board or on any such securities exchange. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in the case of sale at a broker's board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places, as the Bank may fix in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Bank may (in its sole and absolute discretion) determine and the Bank may bid (which bid may be in whole or in part, in the form of cancellation of indebtedness) for and purchase for the account of the Bank the whole or any part of the Pledged Collateral. The Bank shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Pledged Collateral may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Bank until the sale price is paid by the purchaser or purchasers thereof, but the Bank shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Bank may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

         Section 8. Application of Proceeds of Sale. The proceeds of sale of Pledged Collateral sold pursuant to Section 7 hereof shall be applied by the Bank as follows:

         First: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of the Bank and the reasonable fees and out-of-pocket expense of counsel employed in connection therewith, and to the payment of all advances made by the Bank for the account of the Pledgor pursuant solely to this Agreement and the payment of all costs and expenses incurred by the Bank in connection with the administration and enforcement of this Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to the Bank;

         Second: to the payment or prepayment in full of all indebtedness referred to in paragraph (a) of Section 7 hereof, in the order of priority and in the manner therein specified; and

                              Page 24 of 29 Pages

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         Third: the balance (if any) of such proceeds shall be paid to the
    Pledgor, its successors and assigns, or as a court of competent jurisdiction may direct.

         Section 9. Conditions of Effectiveness. This Agreement shall become effective when the Bank shall have received each of the following in form and substance satisfactory to the Bank:

              (a) An executed copy of this Agreement.

              (b) Federal Reserve Form U-1 provided for in Regulation U of the Board of Governors of the Federal Reserve System, the statements made in which shall be such, in the opinion of the Bank and counsel for the Bank, as to permit the transactions contemplated hereby in accordance with said
Regulation U.

              (c) Evidence that the Bank has received written notification of this Agreement and acknowledges this Agreement.

         Section 10. Reporting Requirements. So long as any amount in connection with the Note owing by the Pledgor to the Bank, or any other obligation of the Pledgor to the Bank shall remain unpaid, the Pledgor will, unless the Bank shall otherwise consent in writing, furnish to the Bank:

              (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement setting forth details of such Event of Default or event and the action which the Pledgor proposes to take with respect thereto;

              (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of a complete personal financial statement of the Pledgor prepared on the Bank's form together with a schedule of contingent liabilities and guarantees;

              (c) as soon as available and in any event within fifteen (15) days after the end of each month, a statement listing the securities which constituted the Pledged Collateral and the market value thereof as of the end of such month; and

              (d) such other information as the Bank may reasonably request.

         Section 11. Exoneration, Indemnity. Neither the Bank, nor any director, officer or employee of the Bank, shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder in connection herewith, except for its or their own gross negligence or willful misconduct; nor shall the Bank be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto or in connection herewith. The

                              Page 25 of 29 Pages

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Bank shall both be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Bank, and/or agent of the Bank from and against any and all liability incurred by the Bank (or such agent) hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of the Bank or such agents.

         Section 12. The Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank, the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge and taking any action and executing any instrument which it may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment or other distribution payable or distributable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         Section 13. No Waiver; Cumulative Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Bank preclude any other further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         Section 14. Termination. This Pledge shall constitute a continuing security agreement and shall remain in full force and effect irrespective of any interruptions in the relationship of the Pledgor with the Bank; provided, however, that this Pledge shall terminate on the date when all obligations in connection with the Note have been full satisfied and all indebtedness secured hereby and all obligations of the Pledgor hereunder have been fully paid and performed. At such time the Bank shall execute and deliver to the Pledgor an appropriate release and shall redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Pledged Collateral (if any) as shall have been received by the Bank and not sold or otherwise applied pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment. Any such reassignment shall be without recourse upon or warranty by the Bank and at the expense of the Pledgor.

         Section 15. Notices. All communications and notices hereunder shall be in writing and, if to the Pledgor, mailed or delivered to it, addressed to 150 East 58th Street, New York, New York 10155 and if to the Bank, mailed or delivered to it, addressed to it at 1211 Sixth Avenue, 36th Floor, New York, New York 10036, Attention: Terri Sohrab or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All notices, requests, demands and other communications provided for hereunder shall be effective when deposited in the mails or delivered to the telegraph company, addressed as aforesaid.

                              Page 26 of 29 Pages

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         Section 16. Further Assurances. The Pledgor agrees to do such further act and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Bank may at any time request in connection with the administration or enforcement of this Pledge or related to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Bank its rights, powers and remedies hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Pledged Collateral or any registrar or transfer agent or trustees for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Bank to effect any transfer pursuant to
Section 7 hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other person to any of such issuers or obligors or to any registrar or transfer agent or trustees.

         Section 17. Binding Agreement; Assignment. This Pledge, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Pledged Collateral, or any part thereof.

         Section 18. Miscellaneous. Neither this Pledge nor any provisions hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Pledged Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by a duly authorized officer of the Bank. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         Section 19. Severability. In case any lien, security interest or other right of any party hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereby.

         Section 20. Governing Law. This Pledge is made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance.

         Section 21. Costs, Expenses and Taxes. The Pledgor agrees to pay on demand all costs and expenses of, and all stamp and other taxes payable (including any penalties) by, the Bank in connection with the preparation, execution, delivery, administration and enforcement of this Pledge and the Note and the other instruments and documents to be delivered hereunder.

                              Page 27 of 29 Pages

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         IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                            /s/ Robert F.X. Sillerman
                                            ----------------------------------
                                            ROBERT F.X. SILLERMAN
                                            Pledgor


                                            THE CHASE MANHATTAN BANK


                                            By: /s/ Illegible
                                               -------------------------------
                                            Title: Vice President


                              Page 28 of 29 Pages

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                                                                        ANNEX I

ISSUER                              CLASS                      NUMBER OF SHARES
------                              -----                      ----------------

SFX Broadcasting                   B Common                         133,333

SFX Broadcasting                   B Common                         660,068



                              Page 29 of 29 Pages